Exhibit 99.1

(Furnished herewith)

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere Reports First Quarter Net Income of $903 Million

●	Quarterly results reflect solid execution in dynamic environment.
●	End-market demand remains favorable; year’s earnings-guidance range increased to $6.7 to $7.1 billion.
●	Newly announced goals highlight opportunities to create significant economic and sustainable value for customers and stakeholders.
●	Deere’s 2021 Sustainability Report published, illustrating the company’s unique position to deliver sustainable outcomes.

MOLINE, Illinois (February 18, 2022) — Deere & Company reported net income of $903 million for the first quarter ended January 30, 2022, or $2.92 per share, compared with net income of $1.224 billion, or $3.87 per share, for the quarter ended January 31, 2021.

Worldwide net sales and revenues increased 5 percent in the first quarter of 2022 to $9.569 billion. Equipment operations net sales were $8.531 billion for the quarter, compared with $8.051 billion in 2021.

“Deere’s performance in the first quarter was impressive given production issues surrounding the delayed ratification of our UAW contract in late November as well as persistent challenges posed by the supply chain and pandemic,” said John C. May, chairman and chief executive officer. “These factors led to higher production costs in the quarter. We continue to work closely with key suppliers to manage the situation, enabling our customers to deliver food production and critical infrastructure. We are proud of the extraordinary efforts being taken by our dealers and employees to get products to our customers as soon possible in today’s challenging environment.”

Company Outlook & Summary

Net income attributable to Deere & Company for fiscal 2022 is forecast to be in a range of $6.7 billion to $7.1 billion.

“Looking ahead, we expect demand for farm and construction equipment to continue benefiting from strong fundamentals,” May said. “At the same time, we are excited about the opportunities to create value for our customers and other stakeholders as outlined in our goals. Because of the hard work that has been done executing the Smart Industrial operating model, we are leveraging technology that delivers improved customer profitability, productivity, and sustainability.”

Today the company announced new goals, known as the Leap Ambitions, that are linked to the Smart Industrial strategy and operating model introduced in 2020. The ambitions are designed to boost economic value and sustainability for Deere’s customers, as well as for employees, investors, and other stakeholders. Deere is committed to achieving these goals over the remainder of the decade. Details can be found in the presentation accompanying this release as well as in the 2021 Deere & Company Sustainability Report, published today at www.Deere.com/sustainabilityreport.

Deere & Company	First Quarter
$ in millions	2022	2021	% Change
Net sales and revenues	$9,569	$9,112	5%
Net income	$903	$1,224	-26%
Fully diluted EPS	$2.92	$3.87

In the first quarter 2022, the company incurred UAW contract ratification bonus costs of $90 million. Additionally, the UAW work stoppage contributed to inefficiencies in certain factories and higher production costs. In the first quarter of 2021, the company recorded impairments totaling $50 million pretax to certain long-lived assets. These impairments were offset by a favorable indirect-tax ruling in Brazil of $58 million pretax.

Equipment Operations	First Quarter
$ in millions	2022	2021	% Change
Net sales	$8,531	$8,051	6%
Operating profit	$939	$1,380	-32%
Net income	$672	$1,020	-34%

For a discussion of net sales and operating profit results, see the production and precision agriculture, small agriculture and turf, and construction and forestry sections below.

Production & Precision Ag	First Quarter
$ in millions	2022	2021	% Change
Net sales	$3,356	$3,069	9%
Operating profit	$296	$643	-54%
Operating margin	8.8%	21.0%

Production and precision ag sales for the quarter increased due to price realization and higher shipment volumes. Operating profit declined primarily due to higher production costs and an unfavorable sales mix. These items were partially offset by price realization and higher shipment volumes. Affecting the most recent quarter was the UAW contract-ratification bonus, while the prior period was affected by a favorable indirect-tax ruling in Brazil.

Production & Precision Agriculture Operating Profit

First Quarter 2022 compared to First Quarter 2021

$ in millions

$643
($105)
$244
$55
$39
($407)
($49)
($101)
($23)
$296
First Quarter 2021
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
First Quarter 2022

Small Ag & Turf	First Quarter
$ in millions	2022	2021	% Change
Net sales	$2,631	$2,515	5%
Operating profit	$371	$469	-21%
Operating margin	14.1%	18.6%

Small ag and turf sales for the quarter improved as price realization more than offset lower shipment volumes. Operating profit decreased primarily due to higher production costs and lower sales / unfavorable sales mix. These items were partially offset by price realization.

Small Agriculture & Turf Operating Profit

First Quarter 2022 compared to First Quarter 2021

$ in millions

$469
($14)
$161
$16
$29
($239)
($18)
($6)
($27)
$371
First Quarter 2021
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
First Quarter 2022

Construction & Forestry	First Quarter
$ in millions	2022	2021	% Change
Net sales	$2,544	$2,467	3%
Operating profit	$272	$268	1%
Operating margin	10.7%	10.9%

Construction and forestry sales moved higher for the quarter primarily due to price realization and higher shipment volumes. Last year Wirtgen’s one-month reporting lag was eliminated resulting in four months of Wirtgen activity in the first quarter of 2021, which increased “Net sales” by $270 million. Operating profit was higher mainly due to price realization, partially offset by higher production costs and lower sales / unfavorable sales mix. The current period was impacted by the UAW contract-ratification bonus. Results last year included impairments of long-lived assets.

Construction & Forestry Operating Profit

First Quarter 2022 compared to First Quarter 2021

$ in millions

$268
($62)
$177
($4)
$12
($132)
$26
$9
($22)
$272
First Quarter 2021
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
First Quarter 2022

Financial Services	First Quarter
$ in millions	2022	2021	% Change
Net income	$231	$204	13%

The increase in financial services net income for the quarter was mainly due to income earned on higher average portfolio balances and improvement on operating-lease residual values.

Industry Outlook for Fiscal 2022
Agriculture & Turf
U.S. & Canada:
Large Ag	Up ~ 20%
Small Ag & Turf	~ Flat
Europe	Up ~ 5%
South America (Tractors & Combines)	Up 5 to 10%
Asia	~ Flat

Construction & Forestry
U.S. & Canada:
Construction Equipment	Up 5 to 10%
Compact Construction Equipment	Flat to Up ~ 5%
Global Forestry	Up 10 to 15%
Global Roadbuilding	Up 5 to 10%

Deere Segment Outlook for Fiscal 2022		Currency	Price
$ in millions	Net Sales	Translation	Realization
Production & Precision Ag	Up 25 to 30%	-2%	+10%
Small Ag & Turf	Up ~ 15%	-2%	+8%
Construction & Forestry	Up 10 to 15%	-2%	+9%

Financial Services	Net Income	$ 870

Financial Services. Full-year 2022 results are expected to be slightly lower than fiscal year 2021 due to a higher provision for credit losses, lower gains on operating-lease residual values, and higher selling, general, and administrative expenses. These factors are expected to be partially offset by income earned on a higher average portfolio.

John Deere Capital Corporation

The following is disclosed on behalf of the company’s financial services subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

	First Quarter
$ in millions	2022	2021	% Change
Revenue	$643	$657	-2%
Net income	$190	$167	14%
Ending portfolio balance	$40,353	$38,372	5%

Net income for the quarter was higher than the same period in 2021 primarily due to income earned on higher average portfolio balances and improvement on operating-lease residual values.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements under “Company Outlook & Summary,” “Industry Outlook,” “Deere Segment Outlook,” and other forward-looking statements herein that relate to future events, expectations, and trends involve factors that are subject to change, and risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect particular lines of business, while others could affect all of the company’s businesses.

The company’s agricultural equipment businesses are subject to a number of uncertainties, including certain factors that affect farmers’ confidence and financial condition. These factors include demand for agricultural products; world grain stocks; weather conditions and the effects of climate change; soil conditions; harvest yields; prices for commodities and livestock; crop and livestock production expenses; availability of transport for crops (including as a result of reduced state and local transportation budgets); trade restrictions and tariffs (e.g., China); global trade agreements; the level of farm product exports (including concerns about genetically modified organisms); the growth and sustainability of non-food uses for some crops (including ethanol and biodiesel production); real estate values; available acreage for farming; land ownership policies of governments; changes in government farm programs and policies; international reaction to such programs; changes in and effects of crop insurance programs; changes in environmental regulations and their impact on farming practices; animal diseases (e.g., African swine fever) and their effects on poultry, beef, and pork consumption and prices and on livestock feed demand; crop pests and diseases; and the impact of the COVID pandemic on the agricultural industry including demand for, and production and exports of, agricultural products, and commodity prices.

The production and precision agriculture business is dependent on agricultural conditions, and relies in part on hardware and software, guidance, connectivity and digital solutions, and automation and machine intelligence. Many factors contribute to the company’s precision agriculture sales and results, including the impact to customers’ profitability and/or sustainability outcomes; the rate of adoption and use by customers; availability of technological innovations; speed of research and development; effectiveness of partnerships with third parties; and the dealer channel’s ability to support and service precision technology solutions.

Factors affecting the company’s small agriculture and turf equipment operations include agricultural conditions; consumer confidence; weather conditions and the effects of climate change; customer profitability; labor supply; consumer borrowing patterns; consumer purchasing preferences; housing starts and supply; infrastructure investment; spending by municipalities and golf courses; and consumable input costs.

Factors affecting the company’s construction and forestry equipment operations include consumer spending patterns; real estate and housing prices; the number of housing starts; interest rates; commodity prices such as oil and gas; the levels of public and non-residential construction; and investment in infrastructure. Prices for pulp, paper, lumber, and structural panels affect sales of forestry equipment.

Many of the factors affecting the production and precision agriculture, small agriculture and turf, and construction and forestry segments have been and may continue to be impacted by global economic conditions, including those resulting from the COVID pandemic and responses to the pandemic taken by governments and other authorities.

All of the company’s businesses and its results are affected by general economic conditions in the global markets and industries in which the company operates; customer confidence in general economic conditions; government spending and taxing; foreign currency exchange rates and their volatility, especially fluctuations in the value of the U.S. dollar; interest rates (including the availability of IBOR reference rates); inflation and deflation rates; changes in weather and climate patterns; the political and social stability of the global markets in which the company operates; the effects of, or response to, terrorism and security threats; wars and other conflicts; natural disasters; and the spread of major epidemics or pandemics (including the COVID pandemic) and government and industry responses to such epidemics or pandemics, such as travel restrictions and extended shut downs of businesses.

Continued uncertainties related to the magnitude, duration, and persistent effects of the COVID pandemic may significantly adversely affect the company’s business and outlook. These uncertainties include, among other things: the duration and impact of the resurgence in COVID cases in any country, state, or region; the emergence, contagiousness, and threat of new and different strains of virus; the availability, acceptance, and effectiveness of vaccines; additional closures as mandated or otherwise made necessary by governmental authorities; disruptions in the supply chain, including those caused by industry capacity constraints, material availability, and global logistics delays and constraints arising from, among other things, the transportation capacity of ocean shipping containers, and continued disruptions in the operations of one or more key suppliers, or the failure of any key suppliers; an increasingly competitive labor market due to a sustained labor shortage or increased turnover caused by the COVID pandemic; the company’s ability to meet commitments to customers on a timely basis as a result of increased costs and supply and transportation challenges; increased logistics costs; additional operating costs due to continued remote working arrangements and other COVID-related challenges; increased risk of cyber-attacks on network connections used in remote working arrangements; increased privacy-related risks due to processing health-related personal information; legal claims related to personal protective equipment designed, made, or provided by the company or alleged exposure to COVID on company premises; absence of employees due to illness; and the impact of the pandemic on the company’s customers and dealers. The sustainability of the economic recovery from the pandemic remains unclear and significant volatility could continue for a prolonged period. These factors, and others that are currently unknown or considered immaterial, could materially and adversely affect our business, liquidity, results of operations, and financial position.

Significant changes in market liquidity conditions, changes in the company’s credit ratings, and any failure to comply with financial covenants in credit agreements could impact access to funding and funding costs, which could reduce the company’s earnings and cash flows. Financial market conditions could also negatively impact customer access to capital for purchases of the company’s products and customer confidence and purchase decisions, financing and repayment practices, and the number and size of customer delinquencies and defaults. A debt crisis in Europe, Latin America, or elsewhere could negatively impact currencies, global financial markets, social and political stability, funding sources and costs, asset and obligation values, customers, suppliers, demand for equipment, and company operations and results. The company’s investment management activities could be impaired by changes in the equity, bond, and other financial markets, which would negatively affect earnings.

Additional factors that could materially affect the company’s operations, access to capital, expenses, and results include changes in, uncertainty surrounding, and the impact of governmental trade, banking, monetary, and fiscal policies, including financial regulatory reform and its effects on the consumer finance industry, derivatives, funding costs, and other areas; the potential default of the U.S. federal government if Congress fails to pass a 2022 budget resolution; governmental programs, policies, and tariffs for the benefit of certain industries or sectors; sanctions in particular jurisdictions, including those that could potentially be imposed in the case of a military confrontation between Russia and Ukraine; retaliatory actions to such changes in trade, banking, monetary, and fiscal policies; actions by central banks; actions by financial and securities regulators; actions by environmental, health, and safety regulatory agencies, including those related to engine emissions, carbon and other greenhouse gas emissions, noise, and the effects of climate change; changes to GPS radio frequency bands or their permitted uses; changes in labor and immigration regulations; changes to accounting standards; changes in tax rates, estimates, laws, and regulations and company actions related thereto; changes to and compliance with privacy, banking, and other regulations; changes to and compliance with economic sanctions and export controls laws and regulations; compliance with U.S. and foreign laws when expanding to new markets and otherwise; and actions by other regulatory bodies.

Other factors that could materially affect the company’s results include security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of the company and its suppliers and dealers; security breaches with respect to the company’s products; production, design, and technological innovations and difficulties, including capacity and supply constraints and prices; the loss of or challenges to intellectual property rights, whether through theft, infringement, counterfeiting, or otherwise; the availability and prices of strategically sourced materials, components, and whole goods; delays or disruptions in the company’s supply chain or the loss of liquidity by suppliers; disruptions of infrastructures that support communications, operations, or distribution; the failure of customers, dealers, suppliers, or the company to comply with laws, regulations, and company policy pertaining to employment, human rights, health, safety, the environment, sanctions, export controls, anti-corruption, privacy and data protection, and other ethical business practices; introduction of legislation that could affect the company’s business model and intellectual property, such as right to repair or right to modify; events that damage the company’s reputation or brand; significant investigations, claims, lawsuits, or other legal proceedings; start-up of new plants and products; the success of new product initiatives or business strategies; changes in customer product preferences and sales mix; gaps or limitations in rural broadband coverage, capacity, and speed needed to support technology solutions; oil and energy prices, supplies, and volatility; the availability and cost of freight; actions of competitors in the various industries in which the company competes, particularly price discounting; dealer practices, especially as to levels of new and used field inventories; changes in demand and pricing for used equipment and resulting impacts on lease residual values; labor relations and contracts, including work stoppages and other disruptions; changes in the ability to attract, develop, engage, and retain qualified personnel; acquisitions and divestitures of businesses; greater-than-anticipated transaction costs; the integration of new businesses; the failure or delay in closing or realizing anticipated benefits of acquisitions, joint ventures, or divestitures; the inability to deliver precision technology and agricultural solutions to customers; the implementation of the smart industrial operating model and other organizational changes; the failure to realize anticipated savings or benefits of cost reduction, productivity, or efficiency efforts; difficulties related to the conversion and implementation of enterprise resource planning systems; changes in company-declared dividends and common stock issuances and repurchases; changes in the level and funding of employee retirement benefits; changes in market values of investment assets, compensation, retirement, discount, and mortality rates which impact retirement benefit costs; and significant changes in health care costs.

The liquidity and ongoing profitability of John Deere Capital Corporation and the company’s other financial services subsidiaries depend largely on timely access to capital in order to meet future cash flow requirements, and to fund operations, costs, and purchases of the company’s products. If general economic conditions deteriorate or capital markets become more volatile, funding could be unavailable or insufficient. Additionally, customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact write-offs and provisions for credit losses.

The company’s forward-looking statements are based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. The company, except as required by law, undertakes no obligation to update or revise its forward-looking statements, whether as a result of new developments or otherwise. Further information concerning the company and its businesses, including factors that could materially affect the company’s financial results, is included in the company’s other filings with the SEC (including, but not limited to, the factors discussed in Item 1A. Risk Factors of the company’s most recent annual report on Form 10-K and the company’s subsequent quarterly reports on Form 10-Q).

DEERE & COMPANY

FIRST QUARTER 2022 PRESS RELEASE

(In millions of dollars) Unaudited

	Three Months Ended
	January 30	January 31%
	2022	2021	Change
Net sales and revenues:
Production & precision ag net sales	$3,356	$3,069	+9
Small ag & turf net sales	2,631	2,515	+5
Construction & forestry net sales	2,544	2,467	+3
Financial services revenues	870	884	-2
Other revenues	168	177	-5
Total net sales and revenues	$9,569	$9,112	+5

Operating profit: *
Production & precision ag	$296	$643	-54
Small ag & turf	371	469	-21
Construction & forestry	272	268	+1
Financial services	296	258	+15
Total operating profit	1,235	1,638	-25
Reconciling items **	(82)	(106)	-23
Income taxes	(250)	(308)	-19
Net income attributable to Deere & Company	$903	$1,224	-26

*     Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses, and income taxes. Operating profit of the financial services segment includes the effect of interest expense and foreign exchange gains or losses.

**   Reconciling items are primarily corporate expenses, certain external interest expense, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, and net income attributable to noncontrolling interests.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED INCOME

For the Three Months Ended January 30, 2022 and January 31, 2021

(In millions of dollars and shares except per share amounts) Unaudited

	2022	2021
Net Sales and Revenues
Net sales	$8,531	$8,051
Finance and interest income	800	834
Other income	238	227
Total	9,569	9,112

Costs and Expenses
Cost of sales	6,695	5,805
Research and development expenses	402	366
Selling, administrative and general expenses	781	769
Interest expense	229	271
Other operating expenses	311	373
Total	8,418	7,584

Income of Consolidated Group before Income Taxes	1,151	1,528
Provision for income taxes	250	308

Income of Consolidated Group	901	1,220
Equity in income of unconsolidated affiliates	3	4

Net Income	904	1,224
Less: Net income attributable to noncontrolling interests	1
Net Income Attributable to Deere & Company	$903	$1,224

Per Share Data
Basic	$2.94	$3.90
Diluted	$2.92	$3.87
Dividends declared	$1.05	$.76
Dividends paid	$1.05	$.76

Average Shares Outstanding
Basic	307.4	313.5
Diluted	309.4	316.1

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions of dollars) Unaudited

	January 30	October 31	January 31
	2022	2021	2021
Assets
Cash and cash equivalents	$4,472	$8,017	$6,962
Marketable securities	735	728	667
Receivables from unconsolidated affiliates	33	27	28
Trade accounts and notes receivable - net	4,855	4,208	5,037
Financing receivables - net	33,191	33,799	29,438
Financing receivables securitized - net	3,516	4,659	3,931
Other receivables	1,903	1,738	1,141
Equipment on operating leases - net	6,624	6,988	7,030
Inventories	7,935	6,781	5,956
Property and equipment - net	5,665	5,820	5,741
Investments in unconsolidated affiliates	176	175	178
Goodwill	3,192	3,291	3,194
Other intangible assets - net	1,209	1,275	1,342
Retirement benefits	3,158	3,601	906
Deferred income taxes	923	1,037	1,556
Other assets	2,027	1,970	2,373
Total Assets	$79,614	$84,114	$75,480

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$10,990	$10,919	$9,224
Short-term securitization borrowings	3,482	4,605	3,969
Payables to unconsolidated affiliates	172	143	119
Accounts payable and accrued expenses	10,479	12,205	9,404
Deferred income taxes	556	576	532
Long-term borrowings	32,838	32,888	32,772
Retirement benefits and other liabilities	3,289	4,344	5,374
Total liabilities	61,806	65,680	61,394

Stockholders’ Equity
Total Deere & Company stockholders’ equity	17,804	18,431	14,083
Noncontrolling interests	4	3	3
Total stockholders’ equity	17,808	18,434	14,086
Total Liabilities and Stockholders’ Equity	$79,614	$84,114	$75,480

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Three Months Ended January 30, 2022 and January 31, 2021

(In millions of dollars) Unaudited

	2022	2021
Cash Flows from Operating Activities
Net income	$904	$1,224
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Provision (credit) for credit losses		(5)
Provision for depreciation and amortization	486	538
Impairment charges		50
Share-based compensation expense	18	15
Undistributed earnings of unconsolidated affiliates	(2)	18
Provision (credit) for deferred income taxes	210	(38)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	(106)	(97)
Inventories	(1,297)	(926)
Accounts payable and accrued expenses	(1,554)	(705)
Accrued income taxes payable/receivable	(184)	130
Retirement benefits	(1,010)	(14)
Other	(18)	(47)
Net cash provided by (used for) operating activities	(2,553)	143

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	6,435	5,999
Proceeds from maturities and sales of marketable securities	21	20
Proceeds from sales of equipment on operating leases	479	460
Cost of receivables acquired (excluding receivables related to sales)	(5,603)	(5,300)
Acquisitions of businesses, net of cash acquired	(24)	(19)
Purchases of marketable securities	(48)	(39)
Purchases of property and equipment	(193)	(154)
Cost of equipment on operating leases acquired	(391)	(294)
Collateral on derivatives - net	(13)	(88)
Other	(15)	(6)
Net cash provided by investing activities	648	579

Cash Flows from Financing Activities
Decrease in total short-term borrowings	(1,018)	(695)
Proceeds from long-term borrowings	2,353	1,757
Payments of long-term borrowings	(1,940)	(1,441)
Proceeds from issuance of common stock	11	71
Repurchases of common stock	(623)	(352)
Dividends paid	(327)	(242)
Other	(33)	(31)
Net cash used for financing activities	(1,577)	(933)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(74)	103

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(3,556)	(108)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	8,125	7,172
Cash, Cash Equivalents, and Restricted Cash at End of Period	$4,569	$7,064

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY
Condensed Notes to Interim Consolidated Financial Statements
(In millions of dollars) Unaudited

(1)	In the first quarter of 2022, the company had a one-time payment related to the ratification of the UAW collective bargaining agreement, totaling $90 million. During the first quarter of 2021, the fixed assets in an asphalt plant factory in Germany were impaired by $38 million, pretax and after-tax. The company also continued to assess its manufacturing locations, resulting in additional long-lived asset impairments of $12 million pretax. The impairments were the result of a decline in forecasted financial performance that indicated it was probable future cash flows would not cover the carrying amount of the net assets. These impairments were offset by a favorable indirect tax ruling in Brazil of $58 million pretax.

	Production & Precision Ag	Small Ag & Turf	Construction & Forestry	Total
2022 Expense:
UAW ratification bonus – Cost of sales	$53	$9	$28	$90

2021 Expense (benefit):
Long-lived asset impairments – Cost of sales	$5	$3	$42	$50
Brazil indirect tax – Cost of sales	(53)		(5)	(58)
Total expense (benefit)	$(48)	$3	$37	$(8)

Quarter over quarter change	$101	$6	$(9)	$98

(2)	Prior to fiscal year 2021, the operating results of the Wirtgen Group (Wirtgen) were incorporated into the company’s consolidated financial statements using a one-month lag period. The reporting lag was eliminated resulting in four months of Wirtgen activity in the first quarter of 2021. The effect was an increase to “Net sales” of $270 million, which the company considers immaterial to construction and forestry’s annual net sales.
(3)	The calculation of basic net income per share is based on the average number of shares outstanding. The calculation of diluted net income per share recognizes any dilutive effect of share-based compensation.
(4)	The consolidated financial statements represent the consolidation of all Deere & Company’s subsidiaries. In the supplemental consolidating data in Note 5 to the financial statements, the “Equipment Operations” represents the enterprise without “Financial Services,” which include the company’s production and precision agriculture operations, small agriculture and turf operations, and construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within “Financial Services.”

DEERE & COMPANY

(5) SUPPLEMENTAL CONSOLIDATING DATA

STATEMENTS OF INCOME

For the Three Months Ended January 30, 2022 and January 31, 2021

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS[1]		SERVICES		ELIMINATIONS		CONSOLIDATED
	2022	2021	2022	2021	2022	2021	2022	2021
Net Sales and Revenues
Net sales	$8,531	$8,051					$8,531	$8,051
Finance and interest income	34	32	$829	$862	$(63)	$(60)	800	834	[2]
Other income	217	220	87	72	(66)	(65)	238	227	[3]
Total	8,782	8,303	916	934	(129)	(125)	9,569	9,112

Costs and Expenses
Cost of sales	6,696	5,806			(1)	(1)	6,695	5,805	[4]
Research and development expenses	402	366					402	366
Selling, administrative and general expenses	657	653	126	117	(2)	(1)	781	769	[4]
Interest expense	90	95	158	188	(19)	(12)	229	271	[5]
Interest compensation to Financial Services	44	48			(44)	(48)			[5]
Other operating expenses	39	67	335	369	(63)	(63)	311	373	[6]
Total	7,928	7,035	619	674	(129)	(125)	8,418	7,584

Income before Income Taxes	854	1,268	297	260			1,151	1,528
Provision for income taxes	182	252	68	56			250	308

Income after Income Taxes	672	1,016	229	204			901	1,220
Equity in income of unconsolidated affiliates	1	4	2				3	4

Net Income	673	1,020	231	204			904	1,224
Less: Net income attributable to noncontrolling interests	1						1
Net Income Attributable to Deere & Company	$672	$1,020	$231	$204			$903	$1,224

The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within Financial Services.

2 Elimination of Financial Services’ interest income earned from Equipment Operations.

3 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

4 Elimination of intercompany service fees.

5 Elimination of Equipment Operations’ interest expense to Financial Services.

6 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEETS

(In millions of dollars) Unaudited

	EQUIPMENT			FINANCIAL
	OPERATIONS[1]			SERVICES			ELIMINATIONS			CONSOLIDATED
	Jan 30	Oct 31	Jan 31	Jan 30	Oct 31	Jan 31	Jan 30	Oct 31	Jan 31	Jan 30	Oct 31	Jan 31
	2022	2021	2021	2022	2021	2021	2022	2021	2021	2022	2021	2021
Assets
Cash and cash equivalents	$3,596	$7,188	$6,074	$876	$829	$888				$4,472	$8,017	$6,962
Marketable securities	2	3	8	733	725	659				735	728	667
Receivables from unconsolidated affiliates	5,340	5,591	5,151				$(5,307)	$(5,564)	$(5,123)	33	27	28	[7]
Trade accounts and notes receivable - net	996	1,155	900	4,843	3,895	5,341	(984)	(842)	(1,204)	4,855	4,208	5,037	[8]
Financing receivables - net	56	73	103	33,135	33,726	29,335				33,191	33,799	29,438
Financing receivables securitized - net	9	10	18	3,507	4,649	3,913				3,516	4,659	3,931
Other receivables	1,785	1,602	1,010	153	159	151	(35)	(23)	(20)	1,903	1,738	1,141	[8]
Equipment on operating leases - net				6,624	6,988	7,030				6,624	6,988	7,030
Inventories	7,935	6,781	5,956							7,935	6,781	5,956
Property and equipment - net	5,629	5,783	5,703	36	37	38				5,665	5,820	5,741
Investments in unconsolidated affiliates	153	153	157	23	22	21				176	175	178
Goodwill	3,192	3,291	3,194							3,192	3,291	3,194
Other intangible assets - net	1,209	1,275	1,342							1,209	1,275	1,342
Retirement benefits	3,095	3,539	903	65	64	60	(2)	(2)	(57)	3,158	3,601	906	[9]
Deferred income taxes	1,095	1,215	1,797	50	53	51	(222)	(231)	(292)	923	1,037	1,556	[10]
Other assets	1,577	1,493	1,485	454	477	891	(4)		(3)	2,027	1,970	2,373
Total Assets	$35,669	$39,152	$33,801	$50,499	$51,624	$48,378	$(6,554)	$(6,662)	$(6,699)	$79,614	$84,114	$75,480

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$1,516	$1,509	$394	$9,474	$9,410	$8,830				$10,990	$10,919	$9,224
Short-term securitization borrowings	8	10	17	3,474	4,595	3,952				3,482	4,605	3,969
Payables to unconsolidated affiliates	172	143	119	5,307	5,564	5,123	$(5,307)	$(5,564)	$(5,123)	172	143	119	[7]
Accounts payable and accrued expenses	9,532	11,055	8,672	1,970	2,015	1,959	(1,023)	(865)	(1,227)	10,479	12,205	9,404	[8]
Deferred income taxes	425	438	394	353	369	430	(222)	(231)	(292)	556	576	532	[10]
Long-term borrowings	8,760	8,915	10,139	24,078	23,973	22,633				32,838	32,888	32,772
Retirement benefits and other liabilities	3,182	4,239	5,325	109	107	106	(2)	(2)	(57)	3,289	4,344	5,374	[9]
Total liabilities	23,595	26,309	25,060	44,765	46,033	43,033	(6,554)	(6,662)	(6,699)	61,806	65,680	61,394

Stockholders’ Equity
Total Deere & Company stockholders’ equity	17,804	18,431	14,083	5,734	5,591	5,345	(5,734)	(5,591)	(5,345)	17,804	18,431	14,083	[11]
Noncontrolling interests	4	3	3							4	3	3
Financial Services equity	(5,734)	(5,591)	(5,345)				5,734	5,591	5,345				[11]
Adjusted total stockholders' equity	12,074	12,843	8,741	5,734	5,591	5,345				17,808	18,434	14,086
Total Liabilities and Stockholders’ Equity	$35,669	$39,152	$33,801	$50,499	$51,624	$48,378	$(6,554)	$(6,662)	$(6,699)	$79,614	$84,114	$75,480

The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within Financial Services.

7 Elimination of receivables / payables between Equipment Operations and Financial Services.

8 Primarily reclassification of sales incentive accruals on receivables sold to Financial Services.

9 Reclassification of net pension assets / liabilities.

10 Reclassification of deferred tax assets / liabilities in the same taxing jurisdictions.

11 Elimination of Financial Services’ equity.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENTS OF CASH FLOWS

For the Three Months Ended January 30, 2022 and January 31, 2021

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS[1]		SERVICES		ELIMINATIONS		CONSOLIDATED
	2022	2021	2022	2021	2022	2021	2022	2021
Cash Flows from Operating Activities
Net income	$673	$1,020	$231	$204			$904	$1,224
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Provision (credit) for credit losses	(2)	(2)	2	(3)				(5)
Provision for depreciation and amortization	257	279	266	294	$(37)	$(35)	486	538	[12]
Impairment charges		50						50
Share-based compensation expense					18	15	18	15	[13]
Undistributed earnings of unconsolidated affiliates	42	154	(2)	(1)	(42)	(135)	(2)	18	[14]
Provision (credit) for deferred income taxes	223	(27)	(13)	(11)			210	(38)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	158	156			(264)	(253)	(106)	(97)	[15,17,18]
Inventories	(1,277)	(842)			(20)	(84)	(1,297)	(926)	[16]
Accounts payable and accrued expenses	(1,346)	(529)	(66)	(53)	(142)	(123)	(1,554)	(705)	[17]
Accrued income taxes payable/receivable	(192)	173	8	(43)			(184)	130
Retirement benefits	(1,012)	(16)	2	2			(1,010)	(14)
Other	(12)	(68)	(17)	31	11	(10)	(18)	(47)	[12,13,16]
Net cash provided by (used for) operating activities	(2,488)	348	411	420	(476)	(625)	(2,553)	143

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)			6,845	6,416	(410)	(417)	6,435	5,999	[15]
Proceeds from maturities and sales of marketable securities			21	20			21	20
Proceeds from sales of equipment on operating leases			479	460			479	460
Cost of receivables acquired (excluding receivables related to sales)			(5,719)	(5,559)	116	259	(5,603)	(5,300)	[15]
Acquisitions of businesses, net of cash acquired	(24)	(19)					(24)	(19)
Purchases of marketable securities			(48)	(39)			(48)	(39)
Purchases of property and equipment	(193)	(154)					(193)	(154)
Cost of equipment on operating leases acquired			(419)	(408)	28	114	(391)	(294)	[16]
Increase in trade and wholesale receivables			(684)	(523)	684	523			[15]
Collateral on derivatives - net	4		(17)	(88)			(13)	(88)
Other	(22)	(8)	(9)	(9)	16	11	(15)	(6)	[18]
Net cash provided by (used for) investing activities	(235)	(181)	449	270	434	490	648	579

Cash Flows from Financing Activities
Increase (decrease) in total short-term borrowings	123	(20)	(1,141)	(675)			(1,018)	(695)
Change in intercompany receivables/payables	150	264	(150)	(264)
Proceeds from long-term borrowings	18		2,335	1,757			2,353	1,757
Payments of long-term borrowings	(124)	(20)	(1,816)	(1,421)			(1,940)	(1,441)
Proceeds from issuance of common stock	11	71					11	71
Repurchases of common stock	(623)	(352)					(623)	(352)
Dividends paid	(327)	(242)	(42)	(135)	42	135	(327)	(242)	[14]
Other	(22)	(22)	(11)	(9)			(33)	(31)
Net cash used for financing activities	(794)	(321)	(825)	(747)	42	135	(1,577)	(933)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(75)	83	1	20			(74)	103

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(3,592)	(71)	36	(37)			(3,556)	(108)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	7,200	6,156	925	1,016			8,125	7,172
Cash, Cash Equivalents, and Restricted Cash at End of Period	$3,608	$6,085	$961	$979			$4,569	$7,064

The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within Financial Services.

12 Elimination of depreciation on leases related to inventory transferred to equipment on operating leases.

13 Reclassification of share-based compensation expense.

14 Elimination of dividends from Financial Services to the Equipment Operations, which are included in the Equipment Operations net cash provided by operating activities.

15 Primarily reclassification of receivables related to the sale of equipment.

16 Reclassification of direct lease agreements with retail customers.

17 Reclassification of sales incentive accruals on receivables sold to Financial Services.

18 Elimination and reclassification of the effects of Financial Services partial financing of the construction and forestry retail locations sales and subsequent collection of those amounts.